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                                                           EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3, relating to the registration of 1,500,000 shares of common stock of Summit Properties Inc. (the "Company") with respect to its Dividend Reinvestment and Stock Purchase Plan of (i) our report dated January 24, 1997 appearing in the Company's Annual Report on Form 10-K/A-1 for the year ended December 31, 1996, (ii) our report dated March 24, 1997 appearing in the Annual Report on Form 11-K of the Company's 1996 Non-Qualified Employee Stock Purchase Plan for the year ended December 31, 1996, and (iii) our report dated March 31, 1997 accompanying the Historical Summary of Revenues and Direct Operating Expenses of Summit Mayfaire Apartments for the year ended December 31, 1996, appearing in the Company's Current Report on Form 8-K/A-1 filed on May 1, 1997.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP
Charlotte, North Carolina

October 21, 1997